UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 26, 2011
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	001-31579 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events
     On May 27, 2011, Doral Financial Corporation (“Doral Financial” or the “Company”) issued a press release announcing that it will hold a special meeting of the holders of the Company’s Preferred Stock (the “Preferred Stockholders”) on August 3, 2011, at which holders of record of its 7.00% Non-cumulative Monthly Income Preferred Stock, Series A; 8.35% Non-cumulative Monthly Income Preferred Stock, Series B; 7.25% Non-cumulative Monthly Income Preferred Stock, Series C; and 4.75% Perpetual Cumulative Convertible Preferred Stock as of June 13, 2011 will be asked to elect two directors (the “Preferred Directors”) to the Doral Financial Board of Directors. Pursuant to the Company’s Bylaws, Preferred Stockholder nominations for Preferred Directors must be received in writing by the Secretary of the Company prior to the close of business on June 12, 2011. A copy of the press release is being filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) (b) (c) (d)	Not applicable. Not applicable. Not applicable. Exhibits

Exhibit	Description
99.1	Press Release, dated May 27, 2011
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: May 27, 2011	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release, dated May 27, 2011

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